Exhibit 99.2

          BELO'S MONTHLY REVENUE AND STATISTICAL REPORT SEPTEMBER 2005

    DALLAS, Oct. 20 /PRNewswire-FirstCall/ -- Belo Corp. (NYSE: BLC) issued today its statistical report for the month of September. Consolidated revenue for September increased 19.3 percent with a 6.1 percent increase in advertising revenues for the Newspaper Group tempered by expected decreases in political advertising at the Television Group. September 2004 included a $19.6 million reduction of revenue related to the circulation overstatement at The Dallas Morning News.

    Television Group revenues decreased 4.3 percent in September which included a $3.5 million increase in network compensation due to an adjustment of previously deferred revenues. Spot revenue decreased 10.5% in September with national up 9.2 percent and local down six percent. Political revenue in September 2005 was $919,000 versus $6.4 million in September of last year.

    Newspaper Group total revenue increased 53 percent for the month of September versus the prior year, with a 6.1 percent increase in advertising revenue. Advertising revenue increased 6.6 percent at The Dallas Morning News, 11 percent at The Providence Journal, and less than one percent at The Press-Enterprise in Riverside. Revenues associated with the implementation of the Circulation Review Team's recommended changes at The Dallas Morning News, primarily the move from a buy-sell arrangement to a fee-for-delivery distribution system, were $1.6 million in September.

    At The Dallas Morning News, total revenue increased 118 percent in September versus last year, with an increase in advertising revenue of 6.6 percent. Retail full-run ROP revenue increased 14 percent with significant increases noted in the real estate and professional services categories. General full-run ROP revenue increased 34 percent with substantial increases in the financial and insurance categories partially offset by a decrease in the telecom category. Classified revenue increased 0.3 percent versus the prior year with a 22 percent increase in classified employment revenue and decreases in classified real estate revenue and classified automotive revenue of 1.1 percent and 14 percent, respectively.

    At The Providence Journal, advertising revenue increased 11 percent in September versus September 2004, with total revenue up 6.8 percent. Classified revenue increased 21 percent in September led by strong real estate advertising, which was up 45 percent. Classified automotive at The Journal was up for the tenth consecutive month, increasing 5.1 percent.

    At The Press-Enterprise, advertising revenues increased 0.4 percent for September with total revenue down 1.6 percent. Gains in classified revenue categories, including an 11 percent increase in classified automotive, were mostly offset by decreases in retail and general. September's performance at The Press-Enterprise is partially due to a very difficult comparison to September 2004, in which ad revenue was up 32 percent and total revenue was up 24 percent versus September 2003.

    About Belo
    Belo Corp. is one of the nation's largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets. A Fortune 1000 company with 7,600 employees and $1.5 billion in annual revenues, Belo operates in some of America's most dynamic markets in Texas, the Northwest, the Southwest, Rhode Island, and the Mid-Atlantic. Belo owns 19 television stations, six of which are in the 15 largest U.S. broadcast markets. The Company also owns or operates seven cable news channels and manages one television station through a local marketing agreement. Belo's daily newspapers are The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX). The Company also publishes specialty publications targeting young adults, affluent populations and the fast-growing Hispanic market, including Quick and al dia in Dallas/Fort Worth, and the d, El D and La Prensa in Riverside. Belo operates more than 30 Web sites associated with its operating companies. Additional information is available at http://www.belo.com or by contacting Carey Hendrickson, vice president/Investor Relations & Corporate Communications, at 214-977-6626.

    Statements in this communication concerning Belo's business outlook or future economic performance, anticipated profitability, revenues, expenses, capital expenditures, investments, future financings or other financial and non-financial items that are not historical facts, are "forward-looking statements" as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

    Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and newsprint prices; newspaper circulation matters, including changes in readership, and audits and related actions (including the censure of The Dallas Morning News) by the Audit Bureau of Circulations; technological changes, including the transition to digital television and the development of new systems to distribute television and other audio-visual content; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; the effects of Hurricane Katrina; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo's other public disclosures, and filings with the Securities and Exchange Commission ("SEC") including the Annual Report on Form 10-K.

                                      Belo
                         Monthly Revenue and Statistics
                                 September 2005

Revenue (Note 1):
 (Dollars in thousands)

                                            September
                                               2005           2004           Change
                                           ------------   ------------    ------------
   Number of Sundays                                  4              4               -

Net Operating Revenues
   Television Group                              60,413         63,119            -4.3%
   Newspaper Group                               70,660         46,280            52.7%
   Other*                                         1,369          1,649           -17.0%
   Total Net Operating Revenues                 132,442        111,048            19.3%

Television Group
   Spot Revenue                                  51,366         57,415           -10.5%
   All Other Revenue                              9,047          5,704            58.6%
   Total Television Group                        60,413         63,119            -4.3%

Newspaper Group
   Ad Revenue                                    58,781         55,394             6.1%
   All Other Revenue                             11,879         (9,114)          230.3%
Total Newspaper Group                            70,660         46,280            52.7%

                                      Belo
                         Monthly Revenue and Statistics
                                 September 2005

Revenue (Note 1):
 (Dollars in thousands)

                                               YTD
                                               2005           2004           Change
                                           ------------   ------------    ------------
   Number of Sundays                                 39             39               -

Net Operating Revenues
   Television Group                             499,992        520,936            -4.0%
   Newspaper Group                              598,697        565,715             5.8%
   Other*                                        11,796         14,999           -21.4%
   Total Net Operating Revenues               1,110,485      1,101,650             0.8%

Television Group
   Spot Revenue                                 455,845        479,852            -5.0%
   All Other Revenue                             44,147         41,084             7.5%
   Total Television Group                       499,992        520,936            -4.0%

Newspaper Group
   Ad Revenue                                   503,093        493,167             2.0%
   All Other Revenue                             95,604         72,548            31.8%
Total Newspaper Group                           598,697        565,715             5.8%

Supplemental Newspaper Advertising Revenue Data

                                                          September % Change
                                           ------------------------------------------------
                                              DMN           PJ           PE         Group
                                           ---------    ---------    ---------    ---------
Retail**                                        14.4%         5.5%        -2.6%         9.5%
General**                                       33.8%       -10.5%        -2.3%        24.5%
Classified Total                                 0.3%        20.9%         7.5%         5.8%
     Automotive                                -13.8%         5.1%        11.0%        -8.1%
     Employment                                 21.5%         1.5%         3.2%        11.9%
     Real Estate                                -1.1%        44.8%         8.2%        11.0%

Total Advertising Revenue                        6.6%        10.6%         0.4%         6.1%

                                                             YTD % Change
                                           ------------------------------------------------
                                              DMN           PJ           PE         Group
                                           ---------    ---------    ---------    ---------
Retail**                                        -4.0%        -5.0%         0.4%        -3.7%
General**                                       -2.3%       -13.7%         2.3%        -2.3%
Classified Total                                -2.0%        21.8%        24.3%         7.8%
     Automotive                                -18.0%        10.0%        -0.3%       -13.4%
     Employment                                 16.7%        11.3%        14.7%        15.0%
     Real Estate                                 1.4%        36.7%        74.2%        24.3%

Total Advertising Revenue                       -1.8%         5.9%        11.3%         2.0%

Note 1: Certain amounts have been reclassified to conform to the current year presentation. * This segment represents Belo's cable news operations, principally NorthWest Cable News and Texas Cable News.

** Does not include internet-related revenue.

DMN - The Dallas Morning News
PJ - The Providence Journal
PE - The Press-Enterprise

Linage (Note 1):

                                                          September
                                             ------------------------------------
                                                2005         2004        Change
                                             ----------   ----------   ----------
   Number of Sundays                                  4            4            -

FULL RUN ROP
(Measured in six-column SAU
 inches)

The Dallas Morning News (Note 2)
   Retail                                        79,108       72,013          9.9%
   General                                       29,951       24,428         22.6%
   Classified                                   123,896      117,408          5.5%
TOTAL                                           232,954      213,849          8.9%

The Providence Journal

   Retail                                        58,673       52,795         11.1%
   General                                        3,746        4,604        -18.6%
   Classified                                    43,396       40,642          6.8%
TOTAL                                           105,815       98,041          7.9%

The Press-Enterprise
   Retail                                        28,057       28,832         -2.7%
   General                                       12,836       15,590        -17.7%
   Classified                                    84,078       88,758         -5.3%
TOTAL                                           124,971      133,180         -6.2%

Linage (Note 1):

                                                             YTD
                                             ------------------------------------
                                                2005         2004        Change
                                             ----------   ----------   ----------
   Number of Sundays                                 39           39            -

FULL RUN ROP
(Measured in six-column SAU inches)

The Dallas Morning News (Note 2)
   Retail                                       682,932      663,200          3.0%
   General                                      231,089      205,816         12.3%
   Classified                                 1,109,335    1,066,706          4.0%
TOTAL                                         2,023,357    1,935,722          4.5%

The Providence Journal
   Retail                                       485,557      490,784         -1.1%
   General                                       37,637       44,403        -15.2%
   Classified                                   376,553      352,398          6.9%
TOTAL                                           899,747      887,585          1.4%

The Press-Enterprise

   Retail                                       231,314      238,117         -2.9%
   General                                      104,269      113,500         -8.1%
   Classified                                   719,429      719,221          0.0%
TOTAL                                         1,055,012    1,070,838         -1.5%

Note 1: Certain amounts have been reclassified to conform to the current year presentation.

Note 2: Linage is for The Dallas Morning News newspaper only. Linage for the Denton Record-Chronicle, al dia, and Quick is not included due to the difference in their circulation versus The Dallas Morning News.

Source: Internal Records